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                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement of Cobalt Networks, Inc. on Form S-8 (Registration file No. 333-91537) of our report dated January 14, 2000, except for Note 12, which is as of March 22, 2000, relating to the financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 30, 2000